UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Pernix Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pernix Group, Inc.

860 Parkview Blvd.

Lombard, Illinois 60148

Notice of Annual Meeting of Stockholders

To be held June 3, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pernix Group, Inc., a Delaware corporation (the “Company”), will be held on June 3, 2010 at 11:00 a.m. local time, at our corporate offices located at 860 Parkview Blvd., Lombard, Illinois 60148 for the following purposes:

1.              To elect seven nominees to the Board of Directors of the Company;

2.              To ratify the selection of Reznick Group as the Company’s independent auditor for 2010;

3.              To consider and vote upon a proposal to amend our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at an exchange ratio between and including one-for-10 to one-for-15 or any amount in between one-for-10 and one-for-15 and to authorize our Board of Directors to implement the reverse stock split at any time prior to the 2011 Annual Meeting of stockholders by filing an amendment to our Restated Certificate of Incorporation;

4.              To consider and vote upon a proposal to approve a quasi-reorganization to eliminate the Company’s accumulated deficit with an equal and corresponding decrease in the Company’s paid in capital account;

5.              To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on April 29, 2010 are entitled to notice of and to vote at this meeting and any continuations or adjournments thereof.  For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Company’s offices located at 860 Parkview Blvd., Lombard, Illinois 60148.

Whether or not you plan to attend the meeting, we urge you to sign, date and return the enclosed Proxy Card so that as many shares as possible may be represented at the meeting.

The vote of every stockholder is important and your cooperation in promptly returning your executed Proxy Card will be appreciated.  Each Proxy Card is revocable and will not affect your right to vote in person in the event that you decide to attend the meeting.

By Order of the Board of Directors,

Nidal Z. Zayed
Chief Executive Officer & President

Lombard, Illinois

Dated: May 10, 2010

Pernix Group, Inc.

860 Parkview Blvd.

Lombard, Illinois 60148

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Pernix Group, Inc., a Delaware corporation (the “Company” or “Registrant”), of Proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 3, 2010, or any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  This Proxy Statement and accompanying Proxy Card are first being sent to stockholders on or about May 12, 2010.

Revocability of Proxies

Any stockholder who executes and returns a Proxy Card may revoke the same at any time before it is exercised by filing with the Secretary of the Company written notice of such revocation or duly executed Proxy Card bearing a later date, or by attending the Annual Meeting and electing to vote in person.  Attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy Card.

Record Date

Stockholders of record at the close of business on April 29, 2010 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  On the Record Date, 140,881,235 shares of the Company’s common stock were issued and outstanding.

Voting and Solicitation

All shares represented by valid Proxy Cards received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the Proxy Card a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made.  If no instructions are given on the executed Proxy Card, the Proxy Card will be voted in favor of the proposals described and also in the discretion of such Proxies with respect to any other proposal that may properly come before the Annual Meeting, including a motion to adjourn the Annual Meeting to another time or place (including for the purpose of solicitation of additional Proxies).  The Company’s Bylaws provide that a majority of the shares entitled to vote, whether present in person or represented by Proxy Card, shall constitute a quorum for the transaction of business at the Annual Meeting.  Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. “Broker non-votes” are shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority or otherwise.  Broker non-votes will have no effect on the vote for directors or on the vote to ratify the selection of Reznick Group as our independent auditor, but will have the same effect as votes against other proposals.

Only stockholders of record at the close of business the Record Date, are entitled to notice of and to vote at the Annual Meeting.  On the Record Date there were 200,000,000 shares of Common Stock authorized and 140,881,235 issued and outstanding.  Each stockholder shall have one vote for every share of Common Stock registered in the stockholder’s name on the Record Date.

Pursuant to the Bylaws and policies of the Company, in advance of the Annual Meeting the management of the Company will appoint an independent Inspector of Elections to supervise the voting of shares for the Annual Meeting.  The Inspector will decide all questions respecting the qualification of voters, the validity of the Proxy Cards and the acceptance or rejection of votes.  The Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

The election of directors shall be determined by a plurality of votes cast by the common stockholders.  The ratification of the selection of auditors and the approval of the quasi-reorganization will be determined by a majority of those entitled to vote and who are present, in person or by proxy, at the Annual Meeting.  The approval of the reverse stock split will require affirmative vote of a majority of the outstanding shares of Common Stock.

The cost of soliciting proxies will be borne by the Company.  In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.  Proxies may also be solicited by certain of the Company’s directors, officers and regular employers, without additional compensation, personally or by telephone or telecopy.

Security Ownership of Management and Certain Beneficial Owners

The following table contains information as of December 31, 2009, regarding the ownership of the Common Stock of the Company by: (i) all persons who, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock of the Company, (ii) each director and director nominee of the Company, (iii) the Chief Executive Officer and the one other most highly compensated executive officer of the Company whose salary and bonus for the fiscal year ended December 31, 2009, exceeded $100,000, and (iv) all executive officers and directors of the Company as a group:

Name	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock Outstanding (2)

SHBC and Affiliated Companies	135,188,567	96.9%
Max Engler(3)	95,000	*
Ibrahim Ibrahim	55,000	*
Jeffrey Adams	46,000	*
Ralph Beck	45,000	*
Trudy Clark	—	*
Carl Smith	—	*
Nidal Z. Zayed	—	*
Greg Grosvenor	—	*
All Executive Officers and Directors as a Group (8 Persons)	241,000	0.2%

*                          Less than 1%

(1)                   Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.  Amounts include 45,000 options that are exercisable within 60 days of the date of this proxy statement held by each of Messrs. Engler, Ibrahim, Adams, and Beck for a total of 180,000 options.

(2)                   Calculated on the basis of 139,574,567 shares of Common Stock outstanding as of December 31, 2009.  This number of shares outstanding excludes 45,000 options that were exercisable within 60 days of the date of this Proxy Statement held by Messrs. Engler, Ibrahim, Adams, and Beck, for a total of 180,000 options.  None of the options were exercised and the Company did not incur any expenses associated with these options.

(3)                   Max Engler serves as a director for Litra Holding, A.G.  Litra Holding owns directly 495,000 shares of Pernix Group, Inc. common stock.  Based upon information provided by Litra Holding, A.G., the Company does not consider these shares to be beneficially owned by Mr. Engler.

Equity Compensation Plan

Shown below is information as of December 31, 2009, with respect to the shares of Common Stock that may be issued under the Company’s equity compensation plans:

	Number of shares to be issued upon exercise of outstanding options		Weighted average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans

Equity compensation plans approved by shareholders	180,000	(1)	1.25	975,000	(2)

(1)             Includes the number of shares that may be issued upon the exercise of outstanding options to purchase shares of Common Stock under the Company’s stock option plans.

(2)             Includes shares available for future issuance under the Company’s stock option plans, excluding shares quantified under Column 1.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 may require an issuer’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”).  If required, such persons must furnish the Company with copies of all Section 16(a) forms filed by such persons.

The Company has determined that its executive officers, directors and more than 10% stockholders are not required to make such filings under applicable regulations.

PROPOSALS TO BE PRESENTED AT 2010 ANNUAL MEETING

ITEM 1.

NOMINATION AND ELECTION OF DIRECTORS

The Company currently has a seven-member Board of Directors.  The nominees for election at the 2010 Annual Meeting are:

Ralph Beck

Jeffrey Adams

Trudy Clark

Max Engler

Ibrahim Ibrahim

Carl Smith

Nidal Z. Zayed

Certain information with respect to their ages and background is set forth below.  The Board of Directors unanimously recommends a vote “FOR” each of the nominees named above.  Our majority stockholders, Ernil Continental SA, Halbrad Group Ltd., Sayed Hamid Behbehani & Sons, Co., W.L.L. and related parties (the “Majority Stockholders”), have indicated that they will vote in favor of these nominees.

Each nominee will hold office for a period of one year or until the director’s term expires or until a successor is elected and qualified, unless the director resigns or his or her office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company.

It is intended that votes pursuant to the Proxy Cards will be cast for the named nominees.  The persons named in the accompanying form of Proxy Card will vote the shares represented thereby for the nominees.  Management knows of no reason why any of these nominees should be unable or unwilling to serve.  However, if any nominee(s) should for any reason be unable or unwilling to serve, the Proxy Cards will be voted for the election of such other person(s) for the office of director as the Board may recommend in the place of such nominee(s).

The Company and the Majority Stockholders are parties to a Special Security Agreement with the United States government.  That Special Security Agreement establishes certain criteria for the qualifications of director that the United States Government requires for the Company to hold a Facility Security Clearance. These criteria include that certain directors be U.S. Citizens, hold or be eligible to hold Personnel Security Clearances and be otherwise approved by the United States Government. All nominees meet such criteria, and any replacement nominees will be required to meet these criteria.

If a quorum is present and voting, the seven nominees receiving the highest number of votes by the common stockholders will be elected for the ensuing one-year term.

Pernix Group, Inc. was incorporated in Delaware in 1994.  It is the parent corporation of Telesource CNMI, Inc., which was incorporated in the Commonwealth of Northern Mariana Islands in 1996, Telesource (Fiji), Ltd., which was incorporated in the Republic of Fiji in 2000, and TRANSRADIO SenderSysteme Berlin, A.G., which was incorporated in the Federal Republic of Germany in 2001.

Director Qualifications

Our Board believes that each Director should bring experience and skills significantly in excess of basic qualifications under the Special Security Agreement discussed above, and that collectively the Board should possess significant experience and strong skill sets in the areas of most significance to the Company.

As a company with international projects, including complex construction and infrastructure projects, and also as one publicly traded on the OTC Bulletin Board, our Board believes that our Directors should collectively possess strength in the following experiences, qualifications, attributes and skills (though it is not necessary, nor expected, that every Director will possess strengths with respect to each of these traits):

•                  Executive management, including current or recent CEO experience

•                  Construction, engineering and related business financing

•                  Financial management and reporting

•                  Corporate governance

•                  Strategic planning

•                  Crisis and risk management

•                  Executive compensation

•                  International business

Our Board considers the qualifications of our current Directors and the collective competencies of our Board on an annual basis, prior to considering the nominees to be submitted to the stockholders for approval at the next annual stockholders meeting.  The Board believes that our current Directors, all of whom have been nominated for re-election at the 2010 Annual Stockholders Meeting, individually and collectively possess the experience, qualifications, attributes and skills necessary for our Board to fulfill its obligations and assist the Company in achieving its business objectives. In particular:

•                  All of our current board members have held senior positions in the principal business areas of the Company.  Five of our seven directors are or have been senior executives in companies or industries related to the Company’s business operations.  In addition, the other two directors have held senior command and leadership positions in the federal government, a principal client of the Company, in agencies related to the Company’s business.

•                  Our Chairman has been involved in the international construction and engineering industry since 1965 and our CEO has been a senior executive with the Company since 1996, providing them with significant executive management and leadership skills.

•                  Several of our directors also serve, or have recently served, as directors of other companies, providing them with corporate governance and leadership experience and skills.

•                  All of our Directors possess substantial financial skills gained through their business experiences, and one of our directors having been determined to be an “audit committee financial expert,” as those terms are defined by the SEC.

•                  Two of our Directors have been reviewed and approved by the United States government, in accordance with the Company’s Special Security Agreement, in order to ensure compliance with the terms of the Agreement and oversee the Company’s efforts to safeguard and control classified information in the possession of the Company.

•                  At least one of our Directors possesses extensive experience and strong skills with respect to each of the other disciplines most important to our Company’s growth and success, including strategic planning, crisis and risk management, executive compensation, information technology, and international business.

In addition to these skills, our Board believes that good corporate governance, and the ability of a Board to fulfill its fiduciary duties, is directly correlated with other traits such as sound judgment, independence in fact and in mindset, collegiality, trust, respect, confidentiality and integrity.  Our Board expects the boardroom to be a place where vigorous debate of the key issues confronting the Company takes place, and where all Directors feel comfortable expressing viewpoints which may differ from those of other Directors, but such debates should be conducted in a respectful manner in which each Director feels that his or her viewpoint has received fair consideration.  Our Board also believes that a boardroom atmosphere that promotes consensus decision making whenever feasible is a strong contributor to good corporate governance.  In selecting nominees to stand for election to the Board, our Board views these traits as being of equal importance to skills listed above.  Our Board believes that its present members each individually possess these traits and that in combination this results in a Board that acts consistent with corporate governance best practices and which fulfills its fiduciary duties.  Our Board carefully considers how a potential new nominee will impact Board collegiality, trust and respect, and the boardroom atmosphere, as part of the nomination process.

Our Board believes that each of our current Directors (who are also the nominees for election at our 2010 Annual Shareholders Meeting) individually possess the particular experiences, qualifications, attributes and skills that make him or her exceptionally well qualified to serve on our Board, as follows:

Name and Age; Years Served as Director	Principal Occupation for Past Five Years; Other Directorships
Ralph Beck Age 71 Chairman of the Board Director since 1999

Mr. Beck brings to the Board particular strength with respect to leadership skills, international business, construction and related financing, crisis management skills, strategic planning skills and corporate governance skills. Mr. Beck was a principal of Global Construction Solutions, L.L.C. From 1994 to 1998, Mr. Beck served as the President of Kajima Construction Services, Inc., the North American general building construction subsidiary of Kajima Corporation, a Japanese global engineering and construction firm. From 1965 to 1994, Mr. Beck was with the Turner Corporation, an international engineering and construction firm. Mr. Beck served as the chairman of the board for Turner Steiner International from 1987 to 1994, and as a senior vice president for Turner Corporation.

Jeffrey Adams Age 67 Director Since 1999

Mr. Adams brings to the Board particular strength with respect to construction and engineering, international marketing and business, strategic planning and corporate governance skills. Mr. Adams is an electrical engineer trained in the United Kingdom. From 1978 to 1986, Mr. Adams served as the Marketing Director of Babcock Industries and Electrical Group of Companies. In 1986, Mr. Adams became an independent international sales marketing consultant. From 1987 to present, Mr. Adams is the General Manager for Trafex Ltd., an engineering supplies company serving the Middle East.

Trudy Clark Age 61 Director Since 2007

Major General (Ret.) Clark brings to the Board particular strength with respect to leadership skills, crisis management skills, and strategic planning skills, as well as significant insight into procurement activities with the U.S. government and management and oversight of classified projects. General Clark has over twenty years of experience in innovative delivery of support services at worldwide locations in units of 60-2000 members and budgets from $1 million - $2.9 billion. General Clark is an experienced leader with exceptional organizational and facilities management skills; she has served as the Deputy Director for the Defense Threat Reduction Agency, working to direct approximately 4,000 government and contractor personnel at 30 locations worldwide and conducting international and homeland security exercises for the Department of Defense. Additionally while serving as the Chief Information Officer and Director for Command, Control, Communications and Computers, US Strategic Command, General Clark supported the government and contractors to develop software, lifecycle management and strategic planning for modernization of over $5 billion of nuclear decision support systems. General Clark has a Masters in Guidance and Counseling from Troy State University in Alabama.

Max Engler Age 60 Director Since 1997

Mr. Engler brings to the Board particular strength with regard to leadership skills, international business and financial management and reporting skills, and corporate governance skills. From 1988 to present Mr. Engler has been an independent Financial Consultant and is also on the Board of Directors of various companies in Switzerland and abroad. From 1984 to 1988 Mr. Engler headed the Private Banking desk (Middle East and Far East) of Bank Leu as Vice President. He is a director of Computhink Incorporated, Belmoral S.A., Computhink Ltd., Telesource CNMI Inc., Retsa Development Inc., FSD Holdings PLC, Litra Holdings AG, Linos Consulting AG, Trafex Ltd., R.C.W. Enterprises S.A., and TransRadio SenderSysteme Berlin AG.

Ibrahim M. Ibrahim Age 62 Director Since 1999

Mr. Ibrahim brings to the Board particular strength with regard to financial skills, international business skills and corporate governance skills. Mr. Ibrahim has been with the Al Ahli Bank of Kuwait in the commercial lending area since 2002. He was Head of International Banking for Commercial Bank of Kuwait from 2001 through 2002 and the Head of International Banking for The Gulf Bank K.S.C. in Kuwait from 1986 to 2001. Mr. Ibrahim served as the Vice-President and Head of Credit and Marketing for the First National Bank of Chicago for the Middle East region from 1984 to 1986, and he also served as the Vice-President and General Manager of Continental Illinois Bahrain Branch from 1969 to 1984. Mr. Ibrahim received his M.B.A. in International Business from De Paul University, his M.S. in Taxation and Islamic Law from the University of Alexandria and his B.A. in Accounting from the University of Alexandria.

Carl Smith Age 61 Director Since 2007

Mr. Smith brings to the Board particular strength with regard to leadership skills, crisis management skills, and strategic planning skills, as well as significant insight into the Company’s obligations with the U.S. government and for the management and oversight of classified projects. Mr. Smith, a graduate of the University of Hawaii, obtained his Juris Doctorate at University of California Law School and has over thirty years of experience in government contracting, defense acquisition, international agreements, telecommunication regulations, information security and is an expert in Cyber Law/Information Assurance, Fiscal Law, FOIA, Privacy Act and the Ethics in Government Act. Mr. Smith served as the General Counsel for the Defense Information Systems Agency, offering advice and guidance to the Agency Director and the Senior Executive Team on a full spectrum of legal issues, including government contracting. While serving as the Chief Regulatory Counsel-Telecommunications for the Department of Defense, Mr. Smith was responsible for advising the Office of Science and Technology Policy and the Assistant Secretary of Defense in Telecommunication Regulatory matters that affected national security, emergency preparedness as well as the Department of Defense’s commercial interests. He is a member of the Hawaiian and D.C. Bar Associations.

Nidal Zayed Age 49 Director Since 1998 Chief Executive Officer & President since 2005

Mr. Zayed, as our Chief Executive Officer is the executive most knowledgeable about, and with the primary responsibility for the success of, our Company’s strategies and operations. He brings to our Board the critical link between management and our Board, enabling our Board to perform its oversight function with the benefit of management’s perspective on the business. Independently, Mr. Zayed also brings to the Board particular strengths in all of the executive management skills needed for his position. Mr. Zayed, Chief Executive Officer & President, joined the Company in January 1996. He is also engaged in the practice of law. He received a law degree from Loyola University School of Law in 1985 and a B.A. in Accounting from Loyola University of Chicago in 1982.

Independence

All directors serving in 2009 and all nominees for director, except Mr. Zayed, are independent under the applicable independence rules from the NASDAQ listing standards, which the Company has adopted as the Company’s standards for independence.  The Board also determined that members of the Compensation Committee meet all applicable independence tests of the NASDAQ listing standards, Securities and Exchange Commission, and Internal Revenue Service.

Compensation of the Board

Each non-officer director received $20,000 as annual cash compensation for service on the Board of Directors for 2009.  General Clark, Mr. Beck and Mr. Smith received an additional $1,500 for their participation on the Company’s Government Security Committee.  All directors are reimbursed for travel and other related expenses incurred in attending Board and committee meetings. The following table sets forth the fees paid in cash to our non-employee Directors for Board service during 2009 (they received no other compensation for such services):

Name	Fees paid in Cash	Total
Ralph Beck	$21,500	$21,500
Jeffrey Adams	$20,000	$20,000
Trudy Clark	$21,500	$21,500
Max Engler	$20,000	$20,000
Ibrahim M. Ibrahim	$20,000	$20,000
Carl Smith	$21,500	$21,500

Board Leadership

Mr. Zayed serves as our Chief Executive Officer and Mr. Beck serves as our Chairman of the Board.  We believe the separation of the positions of CEO and Chairman of the Board promotes an independent Board with a strong oversight function that fosters accountability of management.

Board Oversight of Risk

Our management devotes significant attention to enterprise risk management, and our Board is actively engaged in the oversight of this activity, both at the full Board and at the Board committee level.  The Company’s enterprise risk management is an integrated effort to identify, assess, and manage risks that may affect the Company’s ability to achieve its strategic and operating objectives.  Our Chief Executive Officer and our other executive officers actively participate in Board and committee discussions about risk.  We believe the separation of the positions of CEO and Chairman of the Board enhances our risk oversight activity.  Our Directors are authorized to contact company officers and employees directly, without going through our Chief Executive Officer or another officer, and Company employees are empowered to bring concerns to our Board.

Board of Directors Meetings and Committees

The Board met five times in 2009.  No Director attended less than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which they served during the period for which they were a Director.  The Company has a Government Security Committee, a Compensation Committee and an Executive Committee.  The Company formerly had an Audit Committee, which was discontinued during 2005.  The full Board has assumed the responsibilities of the Audit Committee.  The Board of Directors has determined that Max Engler is an “audit committee financial expert” as defined in the rules of the SEC.  The Board has reviewed and discussed the audited financial statements with management and the Company’s independent auditors for the fiscal years ended December 31, 2009 and 2008 as well as each quarterly report for all of 2009 and the quarter ended March 31, 2010.  The Board discussed with the independent auditors the maters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board.  The Board has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Board concerning independence, and has discussed with the independent account the independent accountant’s independence.  Based on the above-mentioned review and discussions with management and the independent registered public accountants, the Board recommended that our company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Compensation Committee

Ralph Beck

Jeffrey Adams

Carl Smith

The Compensation Committee establishes rates of salary, bonuses, profit sharing contributions, grants of stock options, retirement and other compensation for all directors and officers of the Company and for such other people as the Board may designate.  The Compensation Committee does not have a charter.  All of the members of this Committee are “disinterested persons” under the provisions of Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Compensation Committee’s primary responsibility is to formulate and maintain the compensation program of the Company in order to develop and retain (and attract, when necessary) people important to the Company’s performance.  This Committee specifically acts to evaluate the performance and set the total compensation for the executive officers of the Company, including the CEO, in accordance with Company guidelines.  This Committee has delegated to the CEO the power to set compensation for the non-executive officers.  The Compensation Committee met in December of 2009.

Executive Committee

Max Engler

Ibrahim Ibrahim

Nidal Zayed

The Executive Committee’s responsibility is to review all large projects and long-term financing of long-term projects.  Members of the Executive Committee do not receive any meeting fees or other compensation for their service on the Committee.  The Executive Committee did not meet in 2009.

Government Security Committee

Ralph Beck

Trudy Clark

Carl Smith

Nidal Zayed

The Government Security Committee’s responsibility is to ensure compliance with the terms of the Company’s Special Security Agreement with the United States government and that policies and procedures are established and maintained to ensure the safeguard and control of all classified information and controlled but unclassified information in the possession of the Company.  Non-officer directors of the Government Security Committee receive an additional $1,500 for their service on the Committee.  The Government Security Committee met 8 times in 2009.

Additional Information on Nominations for Directors

The Company does not have a standing nominating committee.  Each director participates in decisions relating to making the Company’s nominations for directors.  The Board of Directors believes that, considering the size of the Company and the Board of Directors, nominating decisions can be effectively made on a case-by-case basis and there is no need for the added formality of a nominating committee.  Additionally, the Board of Directors believes that it is not appropriate to have a standing nominating committee because the Majority Stockholders own 96.9% of the voting power of the Company and thereby have the power to choose all directors of the Company.

The Board of Directors does not have an express policy with regard to the consideration of any director candidates recommended by our stockholders because the Board believes that it can adequately evaluate any such nominees on a case-by-case basis.  The Board will consider stockholder-recommended candidates under the same criteria as internally generated candidates.  Any stockholder wishing to submit such a recommendation should do so in writing addressed to Pernix Group, Inc., 860 Parkview Blvd., Lombard, Illinois 60148, Attention: Corporate Secretary.  See “Stockholder Proposals” below in this Proxy Statement for information regarding procedures that must be followed by shareholders in order to nominate directors at the 2011 annual meeting.  The Company does not have a policy for the consideration of diversity in identifying nominees for director.

The Company and the Majority Stockholders are parties to a Special Security Agreement with the United States government.  That Special Security Agreement establishes certain criteria for the qualifications of directors.  All nominees shall meet such criteria.  Beyond these criteria, the Board does not currently have additional minimum criteria for nominees, although substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for board, committee and stockholder meetings.  Any candidate must state in advance his or her willingness and interest in serving on our Board and its Committees.

The Company does not have a policy regarding the attendance of directors at annual meetings of stockholders.  One Director attended the 2009 Annual Meeting of Stockholders.

Executive Officers

Name and Age; Years Served as Executive Officer	Principal Occupation for Past Five Years; Other Directorships
Nidal Zayed Age 49 Director Since 1998 Chief Executive Officer since 2005

Nidal Zayed, President & Chief Executive Officer, joined Pernix Group in January 1996. He is also engaged in the practice of law. He received a law degree from Loyola University School of Law in 1985 and a B.A. in Accounting from Loyola University of Chicago in 1982.

Greg Grosvenor Age 58 Chief Financial Officer Since August, 2005

Mr. Grosvenor has been Pernix Group’s Vice President and Chief Financial Officer since August 2005. Mr. Grosvenor is responsible for all SEC reporting, tax compliance, strategic financial planning and human resources at its corporate headquarters. He is also responsible for all financial operations including reporting and tax matters in the company’s international subsidiaries. Mr. Grosvenor has more than sixteen years of CFO experience with include both private and publicly traded companies. Mr. Grosvenor has worked with investment firms such as William Blair Capital to restructure and sell one of their portfolio companies. In addition, he completed debt restructuring and funding in the hundreds of millions of dollars for the Metropolitan Pier and Exposition Authority. He also worked at the parent holding company of Hyatt Corporation for six years where he was responsible for the financial oversight and reporting of over 30 companies. He was a member of the team that spun off Galileo from United Airlines and worked at Anixter Bros. in various financial and accounting roles. He began his career working with the international audit firm of PriceWaterhouse Coopers. He obtained his CPA in Illinois and graduated from Loyola University in Chicago.

Executive Compensation and Other Matters

The following table sets forth a summary of compensation paid to the persons who served as the Chief Executive Officer and any other executive officers as of December 31, 2009, whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2009:

Name and Principal Position	Year	Salary (1)	Bonus	All Other Annual Compensation (2)

Nidal Zayed	2009	$275,000	$—	$24,622
Chief Executive Officer & President	2008	$275,000	$—	$24,756

Greg Grosvenor	2009	$170,000	$—	$18,963
Vice-President & Chief Financial Officer	2008	$170,000	$—	$19,307

(1)            Includes salary paid by the Company before any salary reduction for contributions to the Company’s 401(k) Savings Plan.

(2)            Pernix Group provided a vehicle to Mr. Zayed at a cost of $11,502 in 2009 and 2008.  The Company provided Mr. Zayed with health insurance for him and his family at a cost of $13,120 in 2009 and $13,254 in 2008.  The Company provided health insurance to Mr. Grosvenor and his family of $18,963 in 2009 and $19,307 in 2008.

Stock Options

As of December 31, 2009 there were no stock options outstanding to any persons other than non-employee directors.

Certain Relationships and Related Transactions

Our Board of Directors reviews and approves all transactions, arrangements or relationships with us in which any Director, executive officer or shareholder who owns more than 5% of our common stock (including immediate family members of Directors and executive officers and any entities owned or controlled by any of the above) has a direct or indirect material interest, which involve $10,000 or more and are not generally available to all of our employees, other than ordinary course Director or employee compensation arrangements or a transaction with another company at which the related person is a Director or owner of less than a 5% equity interest.  In reviewing the related-party transactions, the Board of Directors will consider primarily the following factors: (1) the extent of the related person’s interest in the transaction, (2) the availability of other sources of comparable products and services, (3) whether the terms of the transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances, (4) the benefits to us, and (5) the aggregate value of the transaction.  No member of the Board with an interest in a related-party transaction will participate in the decision-making process regarding that transaction.  The Committee also will review any relationships with family members of 5% shareholders to the extent such matters are brought to the Committee’s attention.

The Company paid Computhink, Inc. $84,660 in 2009 for rent, and certain office services.  The Company shares office space with Computhink in its Lombard, Illinois office.  Director Max Engler is also a director of Computhink.

Independent Public Accountants and Audit Fees Summary

The following disclosure was provided in the10-K filed with the SEC on March 30, 2010.  LJ Soldinger LLC (“Soldinger”), the Company’s former independent auditor (see Item 2 below), has previously reviewed the disclosure contained below and had no disagreement with the relevant portions of the disclosure.

The Board pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered accountants, Reznick Group P.C. (“Reznick”).  Reznick became the new independent registered accountants in April 2009.  The following table presents fees for professional services rendered by Soldinger, the former independent registered accountants, and by Reznick for the respective periods indicated:

SERVICES PERFORMED	2009	2008

Audit Fees (Note 1)	$183,000	$235,000
Audit-Related Fees (Note 2)	32,138	5,000
Tax Fees (Note 3)	19,000	17,000
All Other Fees	0	0

Total Fees	$234,138	$257,000

NOTES TO PRECEDING TABLE

(1)   Audit fees represent fees billed for professional services provided in connection with the audit of our annual financial statements, reviews of our quarterly financial statements, audit services provided in connection with statutory and regulatory filings for those years and audit services provided in connection with securities registration and/or other issues resulting from that process.

(2)   Audit-related fees represent fees billed primarily for assurance and related services reasonably related to the performance of the audit or reviews of our financial statements.

(3)   Tax fees principally represent fees billed for tax preparation.

ITEM 2.

PROPOSAL TO RATIFY THE APPOINTMENT OF REZNICK GROUP

AS THE COMPANY’S INDEPENDENT AUDIT FIRM

Change in Independent Accountant.

The following disclosure was provided in a current report, filed with the SEC on April 14, 2009 on Form 8-K.  Soldinger has previously reviewed this disclosure and provided the Company with a letter addressed to the Securities and Exchange Commission stating that it had reviewed the disclosure and had no disagreement with the relevant portions of the disclosure, pursuant to the requirements of Item 304(a) of Regulations S-K.

On April 8, 2009, LJ Soldinger Associates LLC (“Soldinger”) was dismissed as the Registrant’s independent registered public accounting firm.  The decision to dismiss Soldinger was approved by the Registrant’s Board of Directors.  Soldinger’s report on the Registrant’s consolidated financial statements for the years ended December 31, 2008, and 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles

During the Registrant’s fiscal year ended December 31, 2008 and 2007, and during the period from January 1, 2009 until April 8, 2009, there were no disagreements with Soldinger on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to Soldinger’s satisfaction, would have caused Soldinger to make reference thereto in their report.

On April 8, 2009, the Registrant engaged a PCAOB registered accounting firm Reznick Group (“Reznick”), Certified Public Accountants, as the Registrant’s independent registered public accounting firm.  The decision to appoint Reznick was approved by the Registrant’s Board of Directors.  Prior to engaging the new accountant, the Registrant did not consult with Reznick during the fiscal years ended December 31, 2008 and December 31, 2007 and the subsequent interim period preceding their engagement on April 8, 2009, regarding application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither written nor oral advice was provided that would be an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue.

The Registrant has requested Soldinger to review the disclosures contained herein and has provided Soldinger the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant’s expression of Soldinger’s views, or the respects in which Soldinger does not agree with the statements contained herein. Soldinger has reviewed the disclosure contained herein and has provided to the Registrant a letter addressed to the Securities and Exchange Commission stating that it has reviewed the disclosure provided in this Current Report and has no disagreement with the relevant portions of this disclosure, pursuant to the requirements of Item 304(a)(3) of Regulation S-K.

Recommendation for 2010.

The Board of Directors has selected Reznick to serve as our independent registered public accounting firm to audit our financial statements for 2010.  Our Board of Directors recommends ratification of the appointment of Reznick.

The selection of Reznick as our independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification.  The Sarbanes-Oxley Act of 2002 requires that the Board of Directors be directly responsible for the appointment, compensation, and oversight of our independent auditors.  Our Board of Directors is submitting the selection to the stockholders for ratification as a matter of good corporate governance practice.  If the stockholders fail to vote on an advisory basis in favor of the selection, the Board of Directors will reconsider whether to retain Reznick, and may retain that firm or another firm without re-submitting the matter to our stockholders.  Even if the stockholders ratify the selection, the Board of Directors may, at its discretion, direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

A representative of Reznick is expected to be present at our Annual Meeting and will have an opportunity to make a statement if he or she desires to do so.  Additionally, this representative will be available to answer appropriate questions that you may have regarding Reznick’s examination of our consolidated financial statements for 2009.

The Board of Directors unanimously recommends a vote to ratify the engagement of Reznick as the Company’s independent registered public accounting firm, as described above.  Our Majority Stockholders have indicated that they will vote in favor of this proposal.

ITEM 3

APPROVAL OF AMENDMENT TO THE

RESTATED CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT

Our Board of Directors has considered, deemed advisable, adopted a resolution approving, and recommends to our stockholders for their approval a series of proposed amendments to our Restated Certificate of Incorporation to authorize the Board to effect a reverse stock split for the purpose of increasing the per share market price of our common stock in order to encourage investor interest in the Company and to promote greater liquidity for our stockholders.  Under the proposed amendment, an exchange ratio between and including one-for-ten (1:10) and one-for-fifteen (1:15) would be implemented for the Company’s issued and outstanding shares.  In other words, if the Company was then to proceed with the reverse stock split with an exchange ratio of one-for-ten, each stockholder would receive one share of the Company’s common stock in exchange for every ten shares of common stock that they presently own.  If approved by the stockholders, the Board would have the discretion until the date of the 2011 Annual Meeting of Stockholders to (a) decide whether or not to implement a reverse stock split and (b) if so, decide the number of whole shares of common stock, between and including ten and fifteen that will be combined, exchanged and converted into one share of common stock.

The Board believes that stockholder approval of selected exchange ratios within an exchange ratio (as opposed to approval of a specified exchange ratio) would provide the Board with maximum flexibility to achieve the purposes of the reverse stock split and, therefore, is in the best interests of the Company and our stockholders.  The Board would determine the actual timing for implementation of the reverse stock split based on its evaluation as to when such action would be most advantageous to the Company and its stockholders.  Furthermore, notwithstanding stockholder approval, the Board also would have the discretion not to implement the reverse stock split.  If the Board were not to implement the reverse stock split by the date of the 2011 Annual Meeting of Stockholders, stockholder approval would again be required prior to implementing any reverse stock split thereafter.

If the Board were to elect to implement the reverse stock split, the Board will set the exchange ratio within the range approved by the stockholders.  The Board would base such a determination on the then-current trading price of our common stock and the advice of our financial advisors, among other considerations.

The form of the Amendment to the Restated Certificate of Incorporation that would be filed with the Secretary of State of Delaware to effect the Reverse Stock Split is set forth in Appendix A to this Proxy Statement; provided, however, that such text is subject to amendment to include changes as may be required by the office of the Secretary of State of the State of Delaware and as our Board of Directors deems necessary and advisable to effect the reverse stock split.  If our stockholders approve the reverse stock split and following such approval the Board determines that the reverse stock split is in the best interests of the Company and our stockholders, we would accordingly file the Amendment.

Certain of the Company’s officers and Directors have an interest in this reverse stock split as a result of their ownership of shares of common stock of the Company, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Purpose of the Reverse Stock Split

Our Board of Directors recommends the reverse stock split for a number of reasons, including the following:

•                  Increase in Market Price and Eligible Investors.  The Board believes that the reverse stock split is the most effective means of increasing the per share market price of our common stock.  This may potentially increase eligible investors.

•                  Increase in Investor Interest.  The Board also believes that a higher per share market price of our common stock could encourage increased investor interest in the Company’s common stock and possibly promote greater liquidity for our stockholders.

The Board believes that the current low per share price of the common stock has had a negative effect on the marketability of the common stock.  The Board believes that there are several reasons for this effect.  For example, analysts and brokers may have policies that discourage them from following or recommending companies with lower stock prices.  Because of trading volatility that often is associated with lower-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that may prohibit or discourage them from investing in such stocks or recommending them to their customers.  Some of these policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to the brokers.  In a similar manner, broker commissions on lower-priced stocks also generally represent a higher percentage of the stock price than commissions on higher-priced stocks.  So, the current share price of the common stock can result in an individual stockholder paying transaction costs, such as commissions, that constitute a higher percentage of their total value than would be the case if the share price of the common stock were higher.   Finally, analysts at brokerage firms may not monitor the trading activity or provide coverage for lower-priced stocks.

Possibility that the Reverse Stock Split Will Not Achieve the Desired Effects and Other Possible Consequences

Stockholders should carefully note that the effect of the reverse stock split on the market price of our common stock cannot be accurately predicted.  The proposed reverse stock split may not increase the Company’s price over the long-term, which would prevent the Company from realizing some of the anticipated benefits of the reverse stock split.  The proposed reverse stock split may decrease the liquidity of the Company’s stock.

There is no assurance that the price for shares of the common stock after the reverse stock split will rise in proportion to the reduction in number of shares of common stock outstanding resulting from the reverse stock split.  The market price of the Company’s common stock may be based on other factors that may be unrelated to the number of shares outstanding, including the Company’s future performance and the current ownership of a majority of the Company’s shares by the Majority Stockholders.

There is no assurance that any increase to the per share price of the common stock after the reverse stock split will be maintained for any period of time.  Further, even if an increased share price can be maintained, there also is no guarantee that the increased share price will achieve the desired results that have been outlined above.

Board Discretion to Implement the Reverse Stock Split

If our stockholders approve the reverse stock split at the Annual Meeting, we will effect the reverse stock split, if at all, only if our Board of Directors determines that the reverse stock split (with an exchange ratio determined by the Board as described above) is in the best interests of the Company and our stockholders at the time of such determination.  The Board will base such determination on the advice of our financial advisors and certain other factors, including considerations as to existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock.  Notwithstanding approval of the reverse stock split by the stockholders, the Board may, in its sole discretion, abandon the effort to reverse stock split and amend the Restated Certificate of Incorporation prior to the effectiveness of any such reverse stock split and/or filing with the Delaware Secretary of State as permitted under Section 242(c) of the Delaware General Corporation law.  If the Board fails to implement the reverse stock split by the date of the 2011 Annual Meeting of Stockholders, further stockholder approval would be required prior to implementing any reverse stock split.

Effect of the Reverse Stock Split

Reduction of Shares Held by Individual Shareholders.  After the effective date of the proposed reverse stock split, each stockholder will own fewer shares of common stock.  However, the proposed stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split results in any stockholders owning a fractional share as described below and/or owning less than 100 post reverse-split shares.  Proportionate voting rights and other rights and preferences of the holders of the Company’s common stock will not be affected by the proposed reverse stock split (other than as described below for fractional shares and owners of less than 100 post reverse-split shares).  The number of stockholders of record will not be affected by the proposed reverse stock split.

Authorized But Unissued Shares.  The reverse stock split will have the effect of increasing the number of authorized but unissued shares of common stock in the Company because no proportional adjustment will be made to the total number of authorized shares.  For example, based on the approximate 140,881,235 shares of common stock outstanding at this time, a one-for-ten reverse stock split would reduce the number of common shares outstanding to approximately 14,088,124 million shares.  But, the number of authorized shares of common stock would remain at 200 million.  Future issuances of such authorized but unissued shares could have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.  We do not have any plan, commitment, arrangement, understanding, or agreement regarding the issuance of common stock after the reverse stock split.

Stock Plans and Options.  Currently, there are 180,000 outstanding unexercised stock options previously granted to non-employee directors.  To maintain the intent of the grants to those non-employee directors, the reverse stock split will proportionately reduce the number of shares available in the grant according to the ratio for the reverse stock split (i.e., one-for-ten to one-for-fifteen in an amount set by the Board) and proportionately increase the exercise price of the grant by the same ratio.  For example, in a one-for-ten reverse stock split, a grant of 45,000 shares at $1.00 per share exercise price would have the following effects — the number of shares would be reduced by a factor of 10 to 4,500 shares, and the exercise price would increase by a factor of 10 to $10.00 per share.  The number of shares authorized for issuance under equity compensation plans, but not granted, would also decrease proportionately pursuant to the reverse stock split.

Effective Date of the Reverse Stock Split

The proposed reverse stock split would become effective at the close of business (i.e., 5:00 p.m. local time) on the date of filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the office of the Secretary of State for the State of Delaware.  On the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio determined and approved by the Board within the limits set forth in this proposal.

Round-Up for Fractional Shares and to a Round Lot Holding

Implementation of the reverse stock split will result in some stockholders holding less than a whole share of our common stock (a “fractional share’).  Similarly, some stockholders may be reduced to holdings of less than a “round lot” of 100 shares.  The reverse stock split would be authorized to provide that: a) all fractional shares as a result of the split shall automatically be rounded up to the next whole share, and b) all holders who would beneficially own fewer than 100 total shares following the reverse stock split shall automatically be rounded up to a lot of 100 shares.  For example, in a one-for-ten reverse stock split, a holder of 155 pre-reverse stock split common shares would have 15.5 post-reverse split common shares.  That holder would be rounded up a) to the next whole share as well as b) to a lot of 100 shares (a total round up of 84.5 shares).

If you hold common stock as both a registered record holder (i.e., individually in your own name with our transfer agent) and through a broker, bank or other institution (i.e., through a “street name”), each individual account will be rounded up to the next whole share, but all of your holdings among such accounts will be aggregated for the purpose of rounding up to meet the total of 100 shares.

Based on the Board’s review of the current distribution of shares among our stockholders, this rounding up of fractional shares to the next whole share and rounding up shareholders who own fewer than 100 shares to 100 shares would result in an insignificant change in the proportionate holdings and voting power of the stockholders.

Exchange of Stock Certificates

As soon as practical after the effective date, stockholders will be notified that the reverse stock split has been effected.

The Company’s transfer agent will act as exchange agent for the purposes of implementing the exchange of stock certificates for record holders (i.e., stockholders who hold their shares directly in their own name and not through a broker).  Record holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for a book entry with the transfer agent or certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company through its transfer agent.  No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS OF RECORD SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) UNLESS AND UNTIL SPECIFICALLY REQUESTED TO DO SO.

STOCKHOLDERS OF RECORD ALSO SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

For beneficial owners of pre-reverse split shares (i.e., stockholders who held their shares through a broker or other institutional investor), your broker will make the appropriate adjustment to the number of shares held in your account following the effective date of the reverse stock split.

Each certificate representing shares of common stock issued in conjunction with the reverse stock split will continue to bear any legends restricting transfer of such shares that were borne by the surrendered certificates representing shares of stock.

Accounting Consequences

The par value per share of the Company’s common stock will remain unchanged at $0.01 per share after the reverse stock split.  As a result, on the effective date of the reverse stock split, the stated capital on the Company’s consolidated balance sheet attributable to common stock will be reduced and the additional paid-in capital account will be increased by the amount by which the stated capital is reduced.  Per share net income or loss will be increased because there will be fewer shares of the Company’s common stock outstanding.  The impact of the reverse stock split will be applied to the Company’s financial statements retrospectively.  The Company does not anticipate that any other material accounting consequences, including changes to the amount of stock—based compensation expense to be recognized in any period, will arise as a result of the reverse stock split.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenter’s rights with respect to the proposed amendment to the Restated Certificate of Incorporation to effect the reverse stock split.

Certain Federal Income Tax Consequences

The following is a summary of some important tax considerations of the proposed reverse stock split.  It only addresses stockholders who hold the pre-reverse split shares and post-reverse split shares as capital assets.  It does not purport to be complete and does not address stockholders subject to special rules or treatment under any tax laws.  This discussion is based on the Internal Revenue Code of 1986, as amended, existing treasury regulations and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect and to differing interpretations.  We have not requested any ruling from the Internal Revenue Service or opinion of tax counsel with respect to the matters described herein, and there is no assurance that the Internal Revenue Service would agree with the conclusions set forth in this discussion.  ALL STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCUDING THE APPLICABILITY OF ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS, OR ANY CHANGES TO APPLICABLE TAX LAWS.

Tax Consequences to the Company.  We do not expect to recognize any gain or loss solely as a result of the reverse stock split.

Tax Consequences to Stockholders Generally.  A stockholder who receives an even number of shares of our common stock as a result of the reverse stock split should recognize no gain or loss.  A stockholder who receives a “round up” from a fractional share to a whole share and/or from a lot less than 100 shares to 100 shares may have a tax event based on the value of the “rounded up” shares provided to the stockholder.  The Company believes such tax event will be minimal or insignificant for most stockholders.

Stockholder’s Basis in Shares Received Upon the Reverse Stock Split.    The aggregate tax basis of the shares of our common stock that a stockholder holds following the reverse stock split will equal the stockholder’s aggregate basis in the common stock he or she held immediately prior to the reverse stock split, as well as any basis attributable to a “rounding up” of fractional shares or from a lot of less than 100 shares to 100 shares.

The Board of Directors recommends that you vote “FOR” the proposal to approve amendments to our Restated Certificate of Incorporation to authorize the Board of Directors to effect the reverse stock split, as described above.  Our Majority Stockholders have indicated that they will vote in favor of this proposal.

ITEM 4.

PROPOSAL TO APPROVE A QUASI-REORGANIZATION

The Board of Directors has adopted a resolution recommending that the stockholders approve a quasi-reorganization (the “Reorganization”) of the Company’s financial statements to eliminate its accumulated deficit.  The Reorganization will occur at date to be determined in the future and most likely at December 31, 2010.  The Reorganization will be dependent upon several factors including the approval of the stockholders, approval of the Securities Exchange Commission, approval if necessary of the Secretary of State of Delaware, and also, but not limited to:

•      A substantial positive change in business environment has occurred; and

•      We are reasonably assured that the Company will produce positive future earnings.

The Company believes that a substantial positive change in business environment has occurred through the change and improvements in management in recent years, increased construction bidding, and the acquisition of TransRadio in December 2009.

In a quasi-reorganization, a company will restate the carrying amount of its assets and liabilities to their fair market value and establish a new retained earnings account as of the effective date of the quasi-reorganization.  As an example of the anticipated impact of the Reorganization, the following table presents what the impact would have been to the Company’s equity balances if the Reorganization had occurred as of January 1, 2010.

	January 1, 2010	January 1, 2010
	Before a Quasi	After a Quasi
	Reorganization	Reorganization
Common Stock	$1,396	$1,396
Additional Paid in Capital	73,692	7,057
Accumulated deficit	(66,031)	—
Accumulated comprehensive loss	(604)	—
Total Pernix Group, Inc. and Subsidiaries stockholders equity	$8,453	$8,453

A quasi-reorganization is an accounting readjustment that eliminates the accumulated deficit and accumulated comprehensive loss with a corresponding and equal decrease in additional paid in capital.  The Board believes that the size of the accumulated loss will limit the Company’s flexibility in future revenue opportunities as well as impede the Company’s growth by limiting certain actions that may be in the best interest of the Company and its stockholders.

Upon implementation of the Reorganization, the Company must comply with other disclosure and accounting regulations including:

•      No change in accounting methods within twelve months following the effective date of the Reorganization.

•      For ten years after the effective date of the Reorganization, the Company must date retained earnings.  For three years after the Reorganization the Company must disclose the amount of deficit relieved on the face of the balance sheet.

The Board believes that the majority of the accumulated deficit was generated by the prior management team during a period from inception of the Company through 2007.  The Board believes that the Company’s new management team, strategy and restructuring of systems and practices should be measured based upon the new activities that the Company has embarked upon and not be hindered by the results and activities of the former management team.

The Board of Directors unanimously recommends a vote “FOR” the approval of the implementation of a Quasi-Reorganization as described above.  Our Majority Stockholders have indicated that they will vote in favor of this proposal.

STOCKHOLDER PROPOSALS

TO BE PRESENTED AT 2011 ANNUAL MEETING

The rules promulgated by the SEC under the Securities Exchange Act of 1934 entitle a Company stockholder to require the Company to include a stockholder proposal in the proxy materials distributed by the Company.  However, those SEC rules do not require the Company to include in its proxy materials any nomination for election to the Board (or any other office with the Company) or impose other limitations on the content of a stockholder proposal, and those rules also contain eligibility, timeliness, and other requirements (including the requirement that the proponent must have continuously held at least $2,000 in market value or 1% of the Company’s Common Stock for at least one year before the proposal is submitted by the proponent).

To be considered as satisfying the timeliness requirement of the Company’s Bylaw provisions and the SEC rules in connection with the proxy materials to be distributed by the Company with respect to the 2011 Annual Meeting, stockholder proposals must be received by the Corporate Secretary, Pernix Group, Inc., 860 Parkview Blvd., Lombard, Illinois, 60148, not later than February 26, 2011.

FORM 10-K ANNUAL REPORT

Any stockholder who desires an additional copy of the Company’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission may obtain a copy (excluding exhibits) without charge by addressing a request to the Corporate Secretary, Pernix Group, Inc., 860 Parkview Blvd., Lombard, Illinois, 60148.

STOCKHOLDER COMMUNICATIONS WITH BOARD

Stockholders may contact the Company’s Board of Directors as a group or an individual director by sending written correspondence to the following address: Board of Directors, Attn: Corporate Secretary, Pernix Group, Inc., 860 Parkview Blvd., Lombard, Illinois, 60148.  Stockholders should clearly specify in each communication the name of the individual or group of directors to whom the communication is addressed.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the only business that management intends to present or knows that others will present at the Annual Meeting has been included within this Proxy Statement.  If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy Card to vote the Proxy Card on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Nidal Z. Zayed
Lombard, Illinois	Chief Executive Officer & President
Dated: May 12, 2010

APPENDIX A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF PERNIX GROUP, INC.

Pernix Group, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

First, that the Board of Directors for the Corporation duly adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation to combine each [    *] shares of the Corporation’s common stock issued and outstanding into one share of the Corporation’s common stock, declaring said amendment to be advisable and putting the matter before the stockholders for consideration thereof.

Second, that thereafter, by affirmative vote of the holders of a majority of the outstanding shares of the Corporation’s common stock, pursuant to Article I, Section 8 of the Corporation’s By-Laws and Section 228 of Delaware’s General Corporation Law, the following resolution to the Corporation’s Certificate of Incorporation was voted upon in favor of amendment:

Resolved, that Article FOURTH of the Corporation’s Restated Certificate of Incorporation is amended to add a new Section (4), which will read as follows:

“(4)  Combination and Reverse Stock Split. Upon the filing and effectiveness of this amendment to this corporation’s Restated Certificate of Incorporation (the “Effective Time”) pursuant to Delaware law, each [    *] shares of common stock issued and outstanding immediately prior to the Effective Time shall be combined into one validly issued, fully paid and nonassessable share of common stock, without any action by the holder thereof.  This corporation will not issue fractional shares of common stock in connection with the combination; instead, each fractional share that would otherwise result from the combination shall be rounded up to one whole share of common stock.  Further, if any shareholder who was a shareholder of the Corporation immediately prior to the Effective Time would otherwise beneficially own less than 100 shares of common stock as a result of the combination after the Effective Time, the number of shares of common stock to be issued to such shareholder will automatically be rounded up and increased so that such shareholder will hold 100 shares of common stock following the combination.  Each certificate representing shares of common stock outstanding as of the Effective Time will thereafter represent that corresponding number of post-combination shares.  Each person holding a certificate or certificates representing shares of common stock as of the Effective Time shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of common stock to which such person is entitled as a result of the combination.  The combination shall not increase, decrease, or otherwise affect the authorized capital stock of this corporation as described in this Article FOURTH.”

In witness whereof, the Corporation has caused this Certificate of Amendment to be signed this        day of June, 2010.

Nidal Z. Zayed
President & CEO

*       Stockholders are being asked to approve the combination of any number of our pre-split common stock between and including ten and fifteen into one share of our post-split common stock.  The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include the actual exchange ratio determined by our Board.  The Board may also elect not to effect the Reverse Stock Split, in which case this amendment will be abandoned.  In accordance with the resolution to be adopted by the shareholders, we will not implement any amendment providing for an exchange ratio outside the range described in this Proxy Statement.

CORPORATE OFFICE

Pernix Group, Inc.

860 Parkview Boulevard

Lombard, Illinois 60148

U.S.A.

P: 630-620-4787

F: 630-620-4753

www.PernixGroup.com

info@pernixgroup.com

Pernix Group, Inc. 2010 Form of Proxy

This proxy/voting instruction card will be voted as directed.

Please mark your votes as indicated in this example: ☒

A vote FOR the following proposals is recommended by the Board of Directors.

1.  Election of Directors

To elect Ralph Beck, Jeffrey Adams, Trudy Clark, Max Engler, Ibrahim Ibrahim, Carl Smith and Nidal Z. Zayed to hold office for a one-year term and until their respective successors are elected and qualified.

FOR* all nominees listed (except as marked to the contrary) ☐	WITHOLD AUTHORITY to vote for all nominees listed ☐

*INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.

Ralph Beck, Jeffrey Adams, Trudy Clark, Max Engler, Ibrahim Ibrahim, Carl Smith, Nidal Z. Zayed

2. Independent Auditor of Record	FOR	AGAINST	ABSTAIN
To ratify the selection of Reznick Group as the Company’s independent auditor of record	☐	☐	☐

3. Reverse Stock Split	FOR	AGAINST	ABSTAIN
To approve amendments to the Company’s Restated Certificate of Incorporation to effect a reverse stock split.	☐	☐	☐

4. Quasi-Reorganization	FOR	AGAINST	ABSTAIN
To approve a Quasi-Reorganization of the Company’s financial statements.	☐	☐	☐

This Proxy when properly executed will be voted in the manner directed above by the Company. If no direction is made, this Proxy will be voted for in favor of proposals 1, 2, 3 and 4.

Dated:	, 2010	Shares:
Month	Date		Number of Shares

Signature		Signature (if held jointly)

This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

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